SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 951-4800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On February 15, 2007, FTI Consulting, Inc. (“FTI”) issued its press release reporting its financial results for the fourth quarter and full year ended December 31, 2006 and providing guidance for fiscal year 2007. The full text of the press release (including Financial Tables and 2007 guidance) issued on February 15, 2007 is set forth in Exhibit 99.1 and is incorporated by reference herein.

ITEM 7.01.	Regulation FD Disclosure

The press release (and Financial Tables) includes a discussion of: (i) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (ii) EBITDA excluding the impact of FASB Statement No. 123(R) (“Adjusted EBITDA”); (iii) net income excluding the impact of FASB Statement No. 123(R) (“Adjusted Net Income”); (iv) diluted earnings per share excluding the impact of FASB Statement No. 123(R) (“Adjusted EPS”); (v) Adjusted EBITDA excluding the special termination charge relating to FTI’s restructuring of its U.K. operations and the consolidation of certain non-core practices in the U.S. previously announced on October 31, 2006 (collectively, the “Special Charges”); (vi) Adjusted Net Income excluding the Special Charges; (vii) Adjusted EPS excluding the Special Charges (“Non-GAAP Diluted EPS”); (viii) Non-GAAP Diluted EPS excluding amortization of intangible assets previously announced on October 31, 2006 (“Amortization of Assets”); (ix) Adjusted Net Income excluding Special Charges and Amortization of Assets; (x) EBITDA by business segment; and (xi) Adjusted EBITDA by business segment. Although the foregoing financial measures are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), FTI believes that they are useful operating performance measures for evaluating our results of operations from period to period and year to year, and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. FTI uses EBITDA to evaluate and compare the operating performance of its segments and it is one of the primary measures used to determine employee bonuses. FTI also uses EBITDA to value businesses it considers acquiring.

Adjusted EBITDA, Adjusted Net Income, Adjusted EBITDA excluding Special Charges, Adjusted Net Income excluding Special Charges, Adjusted Net Income excluding Special Charges and Amortization of Assets, Adjusted EPS, Non-GAAP Diluted EPS and Non-GAAP Diluted EPS excluding Amortization of Assets exclude certain items to provide better comparability from period to period and year to year. A reconciliation of non-GAAP financial measures to GAAP financial measures is included in the Financial Tables which are part of the press release furnished as Exhibit 99.1.

The non-GAAP financial measures provided by FTI are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. We believe that EBITDA and Adjusted EBITDA as supplemental financial measures are also indicative of FTI’s

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capacity to incur and service debt and thereby provide additional useful information to investors regarding FTI’s financial condition and results of operations. EBITDA and Adjusted EBITDA for purposes of the covenants set forth in our senior secured credit facility are not calculated in the same manner as calculated for purposes of the Financial Tables included in the press release.

The information included herein, including Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 8.01.	Other Events

Share Repurchase Program

On February 14, 2007, the Board of Directors (the “Board”) of FTI authorized FTI to repurchase up to $50.0 million of its shares of common stock. The stock repurchase program authorizes FTI to repurchase shares of its common stock through open market or privately negotiated transactions. The Board has authorized FTI to make stock repurchases through December 31, 2007. The program will be funded with a combination of cash on hand or borrowings. The press release filed as Exhibit 99.1 includes the announcement of FTI’s Board’s authorization of the stock repurchase program and is hereby incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated February 15, 2007 (including Financial Tables and 2007 Guidance), of FTI Consulting, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: February 16, 2007	By:	/S/ THEODORE I. PINCUS
Theodore I. Pincus Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 15, 2007 (including Financial Tables and 2007 Guidance), of FTI Consulting, Inc.

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